CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 19, 2002 included in this Form 10-K, into North Bay Bancorp's previously filed Form S-8 Registration Statements No. 33-93537 and No. 333-43972.


/s/ Arthur Andersen LLP

San Francisco, California
March 22, 2002